Exhibit 99(a)

MDU Resources Completes Holding Company Reorganization

BISMARCK, N.D. — Jan. 2, 2019 — MDU Resources Group, Inc. (NYSE: MDU) today said it has completed its previously announced holding company reorganization. MDU Resources Group, Inc. is now the parent holding company of Montana-Dakota Utilities Co., formerly known as MDU Resources Group, Inc., as the reorganized entity has assumed the name MDU Resources Group, Inc.

This holding company reorganization is intended to simplify the organizational structure and provide additional financing flexibility.  The reorganization was not implemented in connection with any particular corporate transaction, and no material operational or financial impact is expected.

In the holding company reorganization, stockholders automatically became stockholders of the new MDU Resources, on a one-for-one basis, with the same number of shares and same ownership percentage of common stock that they held immediately prior to the reorganization. The ticker symbol of MDU Resources common stock remains “MDU” and the CUSIP number remains the same.

The holding company reorganization is intended to be a tax-free transaction for U.S. federal income tax purposes for stockholders.

About MDU Resources

MDU Resources Group, Inc., a member of the S&P MidCap 400 index and the S&P High-Yield Dividend Aristocrats index, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, see the company’s website at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statements

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including the impact of future regulatory requirements related to the holding company reorganization and the holding company structure, stock market and stock analyst reaction to the holding company reorganization, and the impact of the holding company reorganization on the company’s credit rating, if any, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources’ most recent Form 10-Q and 10-K.

Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095

Financial Contact: Jason Vollmer, vice president, chief financial officer and treasurer, 701-530-1755